Calculation of Filing Fee Tables
N-2
iDirect Private Markets Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest	457(o)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Shares of Beneficial Interest	415(a)(6)			$ 352,193,867.00			N-2	333-281064	07/29/2024	$ 51,983.81
			Total Offering Amounts:				$ 852,193,867.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 69,050.00
Offering Note
[1]	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement the $352,193,867 aggregate offering price of unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to Registration Statement on Form N-2 (File No. 333-281064) initially effective on July 29, 2024 (the "Prior Registration Statement"). Filing fees have been previously paid in connection with these unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold shares of beneficial interest will continue to be applied to such unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold shares of beneficial interest under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date